Exhibit 10.3

PROMISSORY NOTE

$3,000,000	North East, Maryland
May 17, 2022

FOR VALUE RECEIVED, CLENE NANOMEDICINE, INC., a Delaware corporation (“Borrower”) promises to pay to the order of the DEPARTMENT OF HOUSING AND COMMUNITY DEVELOPMENT, a principal department of the State of Maryland (“DHCD”) the sum of THREE MILLION AND 00/100 Dollars ($3,000,000.00) (the “Loan”), or so much thereof as has been or may be advanced to, or for the account of, the Borrower (the “Principal Sum”), together with interest payable as set forth below.

1.
The Borrower promises to pay DHCD the Principal Sum of this Note, together with interest on the Principal Sum at the rate of six percent (6%) per annum, and all assessments, taxes and premiums as follows:

The Loan shall mature on the date that is sixty (60) months from the first (1st) day of the second (2nd) full month following the date the Loan closes (the “Maturity Date”). The first twelve (12) payments for the Loan, commencing on the first (1st) day of the second (2nd) full month following the date the Loan closes, shall be deferred. Immediately thereafter, there shall be eighteen (18) consecutive monthly installments of interest only, due on the first (1st) day of each month, for a total of eighteen (18) months. Thereafter, there shall be thirty (30) consecutive monthly installments of principal and interest, based on an amortization of ten (10) years, in the amount of Fifteen Thousand and 00/100 Dollars ($15,000). Payments shall be due in arrears on the first (1st) day of each month, with a balloon payment of all accrued and unpaid interest and the principal balance of the Loan due and payable on the Maturity Date. Interest will accrue on funds actually advanced from the date of each advance. Interest will be charged on a basis of a 360-day year composed of twelve thirty-day months and applied to actual days elapsed. Each payment required hereunder shall be made when due, even if at that time the full amount of the Loan has not yet been advanced. Any regular scheduled monthly payment that is received by DHCD before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest.

2.
The Borrower may prepay, without penalty, any sums due under this Note, in whole or in part, without the prior written consent of DHCD.
3.
The obligations of the Borrower evidenced by this Note may be secured by, guaranteed by, and are part of the obligations referred to in, any security agreement, guaranty agreement, deed of trust, pledge agreement, loan agreement, or any other binding document previously, simultaneously, or hereafter executed and delivered by the Borrower or by any other party (collectively, the “Loan Documents”) as security for, as a guaranty of, or in connection with, obligations of the Borrower or any other person to DHCD or to any other Holder (as hereinafter defined) of this Note, whether or not this Note is specifically referred to therein.
4.
All payments, including permitted prepayments, made on account of this Note (a) shall be paid in lawful money of the United States of America during regular business hours at c/o AmeriNat LLC, P.O. Box 650402, Dallas, Texas 75265-0402, or at such other place as the Holder of this Note may at any time or from time to time designate in writing to the Borrower, and (b) shall be applied first, to the payment of any and all accrued and unpaid late charges then due hereunder; second, to the payment of any outstanding or then due prepayment fees, if any; third, to the payment of any outstanding collection and/or enforcement costs and/or fees incurred by, or on behalf of, DHCD, in connection with the collection and/or enforcement of any of the Borrower's obligations to DHCD evidenced by this Note or any of the other Loan Documents; fourth, to the payment of any and all accrued and unpaid interest; and the remainder, if any, shall be applied to the Principal Sum, with application first made to all installments then due and outstanding hereunder, next to the outstanding principal balance due and owing at maturity, and then to the installments in the inverse order of their maturities. All payments shall be deemed made when received by DHCD in collected funds.

5.
If the Borrower fails to make any payment under the terms of this Note within ten (10) days after the date such payment is due, the Borrower agrees to pay to DHCD on demand a Late Charge (“Late Charge”) equal to five percent (5%) of the amount of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The Late Charge is imposed for the purpose of defraying DHCD's expenses incident to handling such delinquent payment. This Late Charge shall be in addition to, and not in lieu of, any other remedy DHCD may have and is in addition to any fees and charges of any agents or attorneys that DHCD may employ upon any Event of Default (hereinafter defined) hereunder, whether authorized herein or by law. Such Late Charge, if not previously paid, shall, at the option of DHCD, be added to, and become part of, the succeeding payment to be made under the terms of this Note.
6.
Each Obligor (as used herein, “Obligor” shall include the Borrower and each endorser, guarantor, accommodation party, and surety of this Note) hereby severally waives valuation and appraisement; presentment for payment; protest and demand; notice of demand, of dishonor, of non-payment of this Note, and of protest; and agrees that at any time and from time to time and with or without consideration, the Holder may, without notice to, or further consent of, any Obligor and without in any manner releasing, lessening, impairing, or affecting the obligations of any Obligor hereunder and/or under any of the Loan Documents: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend, or grant indulgences with respect to, (i) this Note, (ii) any of the Loan Documents, (iii) all or any part of any collateral or security for this Note, and (iv) any Obligor; (b) complete any blank space in this Note according to the terms upon which the Loan evidenced hereby is made; and (c) grant any extension or other postponements of the time of payment hereof. Notwithstanding anything to the contrary contained herein this Note may not be modified without the consent of the Borrower. If the Borrower consists of two (2) or more parties the term “Borrower” as used herein means each of such parties, jointly and severally, and their obligations hereunder are joint and several. The Holder may (without notice to, or consent of, any of the Borrowers or any other Obligor, and with or without consideration) release, compromise, settle with, or proceed against any one or more of the Borrowers or any other Obligor without releasing, lessening, impairing, or affecting the obligations hereunder or under any of the Loan Documents of the other or others, of the Borrower, or any other Obligor. The term “Holder” as used herein means the holder of this Note, including DHCD, its successors and assigns.
7.
(a) The occurrence of any one or more of the following events shall constitute an Event of Default (“Event of Default”) under this Note: (i) the failure of the Borrower to pay when due any amount required to be paid under this Note or any of the other Loan Documents; (ii) the failure of any Obligor to perform or comply with any of the provisions hereof and/or any of the Loan Documents; (iii) the occurrence of a default or Event of Default (as defined therein) under any of the Loan Documents; (iv) failure to maintain a status of good standing with the State of Delaware or with the Maryland Department of Assessments and Taxation (v) the failure of any Obligor to furnish to DHCD financial statements as required by DHCD by the Loan Documents; (vi) if any information contained in any financial statement, application, schedule, report, or any other document given by the Borrower or any other party in connection with the obligations of the Borrower evidenced by this Note or any of the Loan Documents is not in all respects true and accurate or if the Borrower or such other party failed to state or omitted any material fact or any fact necessary to make such information not misleading; (vii) the filing of any petition under the Bankruptcy Code or any similar federal or state statute by or against any Obligor; (viii) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of, any Obligor; (ix) the dissolution, consolidation, or reorganization of any Obligor; or (x) the merger of any Obligor without providing at least 30 days’ advance written notice to DHCD. (b) Whenever there is an Event of Default under this Note, DHCD may, at its option, (i) accelerate the repayment of the unpaid balance of the Principal Sum, together with all unpaid and accrued interest thereon and other amounts outstanding in connection therewith, to be immediately due and payable, and (ii) exercise any or all rights and remedies available to it hereunder, under applicable laws and under any of the Loan Documents. The occurrence or non-occurrence of an Event of Default shall in no manner impair the ability of the Holder to demand payment of any portion of the indebtedness evidenced by this Note that is payable on demand.
8.
If this Note is placed in the hands of an attorney for collection after maturity (whether by acceleration, declaration, extension or otherwise), the Borrower shall pay on demand all costs and expenses of collection including the reasonable fees of such attorney.
9.
Each right, power, and remedy of the Holder hereunder, under the Loan Documents, or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers, or remedies. No failure or delay by the Holder to insist upon the strict performance of any one or more provisions of this Note or of the Loan Documents or to exercise any right, power, or remedy consequent upon a breach thereof or Event of Default hereunder shall constitute a waiver thereof, or preclude the Holder from exercising any such right, power, or remedy. By accepting full or partial payment after the due date of any amount due hereunder, the Holder shall not be deemed to have waived the right either to require payment when due and payable of all other amounts due on account of this Note or to exercise any rights and remedies available to it in order to collect all such amounts. No modification, change, waiver, or amendment of this Note shall be deemed to be made by the Holder unless in writing signed by the Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved. This Note shall be deemed made in, and shall be governed by the laws of, the State of Maryland without regard to any provision of its principles of conflict of laws that would require the use of the laws of another jurisdiction. The Borrower hereby warrants and stipulates that the Loan is a Commercial Loan within the meaning of Section 12-101(c)(1) and 12-101(c)(2) of the Commercial Law Article of the Annotated Code of Maryland as amended from time to time, and further warrants that the entire proceeds of the Loan will be used for such purposes.
10.
In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.
11.
CONFESSION OF JUDGMENT. IF THE PRINCIPAL AMOUNT OF THIS NOTE, ANYINSTALLMENT OF INTEREST OR PRINCIPAL, OR ANY OTHER PAYMENT DUE UNDER THIS NOTE IS NOT PAID WHEN DUE, WHETHER BY MATURITY, ACCELERATION OR OTHERWISE, EACH OBLIGOR WHO SIGNS THIS INSTRUMENT HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR CLERK OF ANY COURT OF RECORD IN THE UNITED STATES OR ELSEWHERE TO APPEAR FOR AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST IT AND IN FAVOR OF THE HOLDER OF THIS NOTE, AT ANY TIME, WITHOUT A PRIOR HEARING, AND IN THE AMOUNT OF THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED AND UNPAID INTEREST, OUTSTANDING FEES AND LATE CHARGES, AND ALL OTHER AMOUNTS PAYABLE TO THE HOLDER UNDER THE TERMS OF THIS NOTE, INCLUDING COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES INCURRED AS A RESULT OF, RELATED TO, OR IN CONNECTION WITH ANY DEFAULT UNDER THE NOTE AND ANY EFFORTS TO COLLECT ANY AMOUNT DUE UNDER THE NOTE OR ANY JUDGMENTS ENTERED THEREON. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST ANY OBLIGOR ON THIS NOTE SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF OR BY ANY IMPERFECT EXERCISE THEREOF; SUCH AUTHORITY MAY BE EXERCISED ON ONE OR MORE OCCASIONS OR FROM TIME TO TIME IN THE SAME OR DIFFERENT JURISDICTION AS OFTEN AS HOLDER SHALL DEEM NECESSARY AND DESIRABLE, FOR ALL OF WHICH THIS NOTE SHALL BE SUFFICIENT WARRANT; IF ENFORCEMENT OF THIS NOTE RESULTS IN HOLDER OBTAINING A MONEY JUDGMENT AGAINST ANY OBLIGOR ON THIS NOTE, HOLDER’S RIGHT TO APPEAR AND CONFESS JUDGMENT FOR AMOUNTS DUE, INCLUDING THE PAYMENT AND REIMBURSEMENT OF ATTORNEY’S; FEES AND COSTS ARISING AFTER THE ENTRY OF JUDGMENT (INCLUDING WITHOUT LIMITATION ATTORNEY’S FEES AND COSTS INCURRED TO COLLECT THE JUDGMENT OR LIQUIDATE AND COLLECT ANY COLLATERAL PLEDGED IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS) SHALL NOT BE EXTINGUISHED BY OR MERGED INTO ANY SUCH JUDGMENT BUT SHALL SURVIVE THE JUDGMENT AS A CLAIM AGAINST ANY SUCH OBLIGOR AND ANY SUCH COLLATERAL. EACH OBLIGOR ON THIS NOTE HEREBY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PROCEDURAL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION, AND EXTENSION UPON ANY LEVY ON REAL ESTATE OR PERSONAL PROPERTY TO WHICH SUCH OBLIGOR MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR OF ANY STATE OR POSSESSION OF THE UNITED STATES OF AMERICA NOW IN FORCE AND WHICH MAY HEREINAFTER BE ENACTED. EACH OBLIGOR ON THIS NOTE HEREBY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PROCEDURAL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION,AND EXTENSION UPON ANY LEVY ON REAL ESTATE OR PERSONAL PROPERTY TO WHICH SUCH OBLIGOR MAY OTHERWISE BE ENTITLED UNDER THE

LAWS OF THE UNITED STATES OF AMERICA OR OF ANY STATE OR POSSESSION OF THE UNITED STATES OF AMERICA NOW IN FORCE AND WHICH MAY HEREINAFTER BE ENACTED.

Signature(s) to follow on next page

IN WITNESS WHEREOF, the signature(s) and seal(s) of the Borrower are subscribed to this Note as of the day and year written above with the specific intention of creating a document under seal.

WITNESS:	BORROWER:

CLENE NANOMEDICINE, INC., a Delaware corporation

s/ Sally Dulin	By:	s/ Mark Mortenson	(SEAL)
Name: Mark Mortenson
Title: Chief Science Officer